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                                 EXHIBIT (21)


Tecumseh Products Company Report on
Form 10-K for the period ended
December 31, 1993

Subsidiaries of the Company

        The following is a list of subsidiaries of the Company as of December 31, 1993 except that certain subsidiaries, the sole function of which is to hold the stock of operating subsidiaries, which in the aggregate do not constitute significant subsidiaries, have been omitted. Subject to the foregoing in each case, 100% of the voting securities (except for directors' qualifying shares, if required) are owned by the subsidiary's immediate parent as indicated by indentation.

                                                             State or Country
Name                                                         of Organization
- ----                                                         ----------------

MP Pumps, Inc.                                               Michigan
Ottawa Machine & Tool Co.                                    Michigan
Sociedade Intercontinental de Compressores
  Hermeticos -- SICOM Ltda.                                  Brazil
       Tec Kold International Company, Ltd.                  Lichteinstein
Tecumseh Products Company of Canada, Ltd.                    Canada
Tecumseh Products Company, Engine & Transmission
  Group, Dunlap Operations, Inc.                             Tennessee
Tecumseh France S.A.                                         France
     L'Unite Hermetique S.A.                                 France
           Societe Des Moteurs Electriques
             de Normandie S.A.                               France
     Tecumseh Services EURL                                  France
Tecumseh Products Company, International
  Division, Inc. (FSC)                                       Virgin Islands
Tecnamotor S.r.l.                                            Italy
      Society T.I.G.E.R.                                     France
      Tecnamotor Deutschland Vertrieb GmbH                   Germany
      Tecnamotor U.K. Limited                                United Kingdom
Little Giant Pump Co.                                        Oklahoma
Trenton Division, Inc.                                       Tennessee
Vitrus, Inc.                                                 Rhode Island